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                                                                   EXHIBIT 10.57

                             STOCK OPTION AGREEMENT
                                    under the
                             RENAL CARE GROUP, INC.

                  1996 STOCK OPTION PLAN FOR OUTSIDE DIRECTORS

                            Grantee: Joseph C. Hutts

                            Number of Shares Subject to Option:5,625

                            Option Price per Share: $29.63

                            Date of Grant: June 7, 2001

         1. Grant of Option. Renal Care Group, Inc. (the "Corporation") hereby grants to the Grantee named above (the "Grantee"), under the Renal Care Group, Inc. 1996 Stock Option Plan for Outside Directors (the "Plan"), a non-qualified stock option to purchase, upon the terms and conditions set forth in this agreement (this "Stock Option Agreement"), the number of shares indicated above of the Corporation's $.01 par value common stock (the "Common Stock"), at the option price per share set forth above, which is the Fair Market Value per share of Common Stock on the date of grant. Capitalized terms used herein and not otherwise defined shall have the meanings assigned such terms in the Plan.

         2. Period of Option and Limitations on Right to Exercise. The option granted hereby will, to the extent not previously exercised, expire on the date ten (10) years after the date of grant of the option (the "Expiration Date"), unless sooner terminated in whole or in part as follows:

         (a) Termination of Directorship. Upon termination of the Grantee's membership on the Board of Directors of the Corporation for any reason (other than death), the option granted hereby shall terminate as of the date of termination of the Grantee's membership on the Board, but in no event later than the date of expiration of the option as provided above in this Section 2, provided that any unexpired portion of the option granted hereby which is otherwise exercisable on the date of such termination may be exercised by the Grantee at any time within three (3) months following the date of such termination, unless the Grantee dies during such three (3) month period, but in no event later than the date of expiration of this option as provided above in this Section 2. Such exercise otherwise shall be subject to the terms and conditions of the Plan and this Stock Option Agreement.

         (b) Death. Upon death of the Grantee, the option granted hereby shall terminate and be unexercisable on the date of death, provided that any unexercised portion of the option granted hereby which is otherwise exercisable at the date of death may be exercised by his or her personal representatives, heirs, or legatees ("Grantee's


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                  Successors") at any time prior to the expiration of one (1)
                  year after the Grantee's death, but in no event later than the date of expiration of this option as provided above in this
                  Section 2. Such exercise otherwise shall be subject to the terms and conditions of the Plan and this Stock Option Agreement.

         3. Exercise of Option. The terms, times and conditions of exercise of the option granted hereby are as follows:

         The option shall be immediately exercisable, in whole or in part.

         The option price shall be payable in full upon the exercise of the option in cash, by check, in shares of Common Stock, or in any combination thereof.

         The option granted hereby shall be exercised by an irrevocable written notice directed to the Secretary of the Corporation at the Corporation's principal place of business.

         In addition, the terms contained in the Plan are incorporated into and made a part of this Stock Option Agreement and this Stock Option Agreement shall be governed by and construed in accordance with the Plan.

         4. Nontransferability. The option granted hereby is not assignable or transferable by the Grantee except by will, the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined in Title I of the Employee Retirement Income Security Act of 1974, as amended, and the Internal Revenue Code of 1986, as amended. The option may be exercised during the lifetime of the Grantee only by the Grantee.

         5. Limitation of Rights. Neither the Grantee nor the Grantee's Successors shall have rights as a stockholder of the Corporation with respect to shares of Common Stock covered by this option until the Grantee or the Grantee's Successors become the holder of record of such shares.

         6. Common Stock Reserve. The Corporation shall at all times during the term of this Stock Option Agreement reserve and keep available such number of shares of Common Stock as will be sufficient to satisfy the requirements of this Stock Option Agreement.

         7. Plan Controls. In the event of any actual or alleged conflict between the provisions of the Plan and the provisions of this Stock Option Agreement, the provisions of the Plan shall be controlling and determinative.

         8. Successors. This Stock Option Agreement shall be binding upon any successor of the Corporation, in accordance with the terms of this Stock Option Agreement and the Plan.


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         IN WITNESS WHEREOF, Renal Care Group, Inc., acting by and through its duly authorized officers, has caused this Stock Option Agreement to be executed, and the Grantee has executed this Stock Option Agreement, all as of the day and year first above written.

                                       RENAL CARE GROUP, Inc.



                                       By:  /s/ Sam A. Brooks
                                           -------------------------------------
                                            Sam A. Brooks, President

GRANTEE:



/s/ Joseph C. Hutts
-------------------------------
Joseph C. Hutts


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